                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     FILED PURSUANT TO SECTION 13 OR 15(D)
                                       OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 19, 1997



                         CMG INFORMATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                        0-22846                  04-2921333
 (STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
 INCORPORATION)                                                  IDENTIFICATION
                                                                 NO.)



 100 BRICKSTONE SQUARE ANDOVER, MA                                  01810

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 684-3600
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ITEM 5  OTHER EVENTS.
---------------------

    Pursuant to a stock purchase agreement entered into as of December 19, 1997 between CMG Information Services, Inc. ("CMG") and Intel Corporation ("Intel"), CMG sold 503,002 shares of its common stock (the "CMG Shares") to Intel on December 19, 1997, representing 4.9% of CMG's total outstanding shares of common stock following the sale. The CMG Shares were priced at $21.74375 per share, with proceeds to CMG totaling $10,937,149.74. The CMG Shares purchased by Intel are not registered under the Securities Act of 1933. Under the terms of the agreement, Intel is entitled to two demand registration rights as well as piggy back registration rights. Additionally, Intel is subject to "stand still" provisions, whereby it is prohibited for a period of three years, without the consent of CMG, (i) from increasing its ownership in CMG above ten percent of CMG's outstanding shares, (ii) from exercising any control or influence over CMG, and (iii) from entering into any voting agreement with respect to its CMG Shares.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
---------------------------------------------------------------------------

No financial statements or pro forma financial information are filed as a part of this report. The exhibit filed as part of this report is listed in the
Exhibit index hereto.



Exhibit
   No.          Description
 -----          -----------
99.1 Common Stock Purchase Agreement dated as of December 19, 1997 by and between CMG Information Services, Inc. and Intel Corporation. The Disclosure Letter has been omitted. The Registrant hereby undertakes to furnish supplementally a copy of the Disclosure Letter to the Commission upon request.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      CMG INFORMATION SERVICES, INC.
                                               (Registrant)



                                       /s/ Andrew J. Hajducky III
                                      ---------------------------
December 29, 1997                     Andrew J. Hajducky III, CPA
                                      Chief Financial Officer, Treasurer

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